UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2008

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
(a) On January 24, 2008, the Board of Directors of CenterPoint Energy, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) in order to adopt a majority voting standard in uncontested elections of members of the Board of Directors. In addition, the Board of Directors amended the Company’s Corporate Governance Guidelines to implement director resignation procedures. The following provisions of the Bylaws were amended:
•	Article II, Section 7 of the Bylaws was amended to change the plurality vote standard to a majority vote standard in uncontested elections of directors by the shareholders. In a contested election, directors will continue to be elected by a plurality of the votes cast.
•	Article III, Section 2 of the Bylaws was amended to require any shareholder making a nomination for director to submit agreements and information with respect to the proposed nominee that are required pursuant to the procedures established by the Board of Directors and the Governance Committee relating to majority voting for the election of directors.
•	Article VI, Section 2 of the Bylaws was amended to, among other things, provide for resignations to take effect on the occurrence of a future event.
In addition, the Bylaws were amended to delete certain provisions which were duplicative or no longer applicable based on changes in the law or in the practices of the Company. The above summary is qualified in its entirety by the full text of the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
     The Company’s Corporate Governance Guidelines, as amended, are available on the Investor Relations section of the Company’s website, www.centerpointenergy.com. Except to the extent explicitly stated herein, documents and information on the Company’s website are not incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) The exhibit listed below is filed pursuant to Item 5.03 of this Form 8-K.

3.1	Amended and Restated Bylaws of CenterPoint Energy, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: January 29, 2008	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

3.1	Amended and Restated Bylaws of CenterPoint Energy, Inc.